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                                                                     Exhibit 3.2

                             ARTICLES OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                          PREMIERE TECHNOLOGIES, INC.

                                  ARTICLE ONE
                                  -----------

  The name of the Corporation is Premiere Technologies, Inc.

                                  ARTICLE TWO
                                  -----------

  Article I of the Articles of Incorporation is hereby deleted in its entirety, and the following Article I is hereby substituted in its place:

                                  "ARTICLE I
                                   ---------

  The name of the Corporation is PTEK Holdings, Inc."

                                 ARTICLE THREE
                                 -------------

  The foregoing amendment was adopted by the Board of Directors of the corporation as of February 10, 2000 without shareholder action pursuant to the provision of Section 14-2-1002 of the Georgia Business Corporation Code.

  IN WITNESS WHEREOF, the corporation has caused these Article of Amendment to be executed by its duly authorized officer this 15th day of February, 2000.

                                        PREMIERE TECHNOLOGIES, INC.

                                        By: /s/ Patrick G. Jones
                                           -----------------------------------
                                           Name: Patrick G. Jones
                                           Title: Executive Vice President and
                                                  Secretary